EXHIBIT 10.01

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS OF

SERIES G CONVERTIBLE PREFERRED STOCK

OF

TAUTACHROME INC.

 _____________________________

Pursuant to Section 151 of the

Delaware General Corporation Law

 _____________________________

TAUTACHROME INC. a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Corporation (the “Board of Directors”) by a unanimous written consent of the Board of Directors dated November 16, 2022, in lieu of a meeting in accordance with Section 141(f) of the Delaware General Corporation Law, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and in accordance with Section 151 of the of the Delaware General Corporation Law (the “DGCL”), there is hereby created, out of the remaining 99,669,400 authorized, unissued and undesignated shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Corporation, a series of the Preferred Stock consisting of 10,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation that are applicable to the Preferred Stock):

1. Designation and Amount. A series of Preferred Stock designated as Series G Preferred Stock is hereby created out of the authorized and unissued shares of Preferred Stock (the “Series G Preferred Stock”), and the number of shares of Series G Preferred Stock constituting such series shall be 10,000,000. The voting powers, designations, preferences and relative, participating, optional or other special rights, and other qualifications, limitations or restrictions of the Series G Ptreferred Stock shall be as set forth in this resolution.

2. Definitions. As used in this resolution, the following terms shall have the following meanings:

“Bylaws” means the bylaws of the Corporation, as amended.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

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“Common Stock” means the common stock, par value $0.00001 per share, of the Corporation.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Series G Holder” means a holder of record of one or more shares of Series G Preferred Stock, as reflected in the stock records of the Corporation, which may be treated by the Corporation as the absolute owner of such share or shares (as the case may be) for all purposes.

3. Voting Rights. Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights that may from time to time be attached to any series of Preferred Stock, the holders of the Series G Preferred Stock shall be entitled, as such, to receive notice of, to attend and to vote at any meeting of the shareholders of the Corporation wherein each share of Series G Preferred stock shall have 100 votes.

4. Conversion

4.1 Optional Conversion.

(a) Conversion Right. Subject to Section 4.2 hereof, at any time and from time to time, each Series G Holder shall have the right, but not the obligation, to convert all or any portion of the Series G Holder’s shares of Series G Preferred Stock into shares of Common Stock at the rate of 100 shares of Common Stock for each share of Series G Preferred Stock so converted (any such conversion, an “Optional Conversion”).

(b) Notice of Optional Conversion. In order to effect an Optional Conversion, a Series G Holder shall (i) submit a written notice to the Corporation, duly executed by the Series G Holder and in the form attached hereto as Annex 1, stating that the Series G Holder irrevocably elects to convert the number of shares of Series G Preferred Stock specified in such notice effective on a date not less than 61 days from the date that such notice is submitted to the Corporation (such effective date, the “Effective Date”), and (ii) shall promptly surrender or cause to be surrendered to the Corporation an original certificate representing the shares of Series G Preferred Stock being converted, duly endorsed for transfer, or give notice to the Corporation that such certificates have been lost, stolen or destroyed and delivers the documentation required by Section 12 hereof to the Corporation (the “Optional Conversion Documents”).

(c) Delivery of Common Stock. Upon receiving the Optional Conversion Documents, the Corporation shall, on the Effective Date, issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Series G Holder or its nominee (i) that number of shares of Common Stock issuable upon conversion of such shares of Series G Preferred Stock under the Optional Conversion, and (ii) a certificate representing the number of shares of Series G Preferred Stock not being converted, if any.

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4.2 Automatic Conversion.

(a) Conversion Events. Each outstanding share of Series G Preferred Stock shall automatically and immediately convert into 100 shares of Common Stock upon the earlier of (i) a Change of Control, and (ii) 5:00 p.m. Eastern Time on December 31, 2030 (the “Automatic Conversion”). In this resolution, “Change of Control” means the occurrence of any of the following events:

(i) an acquisition after the date of this resolution by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion of Series G Preferred Stock);

(ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction;

(iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; or

(iv) the Corporation executes or is bound by an agreement providing for any of the events set forth in clauses (i) through (iii) above.

(b) No Further Action. The Automatic Conversion will occur automatically and without any further action by the Series G Holders, whether or not original certificates representing such shares of Series G Preferred Stock are surrendered to the Corporation or its transfer agent.

(c) Notice of Automatic Conversion. The Corporation shall promptly deliver notice of the occurrence of an Automatic Conversion to each Series G Holder (an “Automatic Conversion Notice”). Upon receiving an Automatic Conversion Notice, each Series G Holder shall (i) promptly surrender or cause to be surrendered to the Corporation all original certificates representing the Series G Holder’s Series G Preferred Stock, duly endorsed for transfer, or (ii) give notice to the Corporation that such certificates have been lost, stolen or destroyed and deliver the documentation required by Section 12 hereof to the Corporation (the documents required under items (i) or (ii) above, referred hereinafter as the “Automatic Conversion Documents”).

(d) Delivery of Common Stock. Upon receiving the documents required under items (i) or (ii) in the paragraph above, the Corporation shall promptly issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Series G Holder or its nominee that number of shares of Common Stock issuable upon conversion of such shares of Series G Preferred Stock under the Automatic Conversion.

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4.3 General Conversion Provisions.

(a) Effect of Conversion on Series G Preferred Stock. All shares of Series G Preferred Stock that are converted pursuant to the Automatic Conversion or an Optional Conversion shall automatically, upon such conversion, be cancelled and retired and cease to exist, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of Preferred Stock undesignated as to series. Upon the conversion of shares of Series G Preferred Stock pursuant to the Automatic Conversion or an Optional Conversion, all such shares shall thereupon cease to confer upon the Series G Holder thereof any rights (other than the right to receive the shares of Common Stock that such Series G Holder is entitled to receive pursuant to the Automatic Conversion or such Optional Conversion) of a Series G Holder of shares of Series G Preferred Stock, and the Person(s) in whose name the shares of Common Stock are to be issued upon the Automatic Conversion or such Optional Conversion shall be deemed to have become the Series G Holder(s) of record of such shares of Common Stock with all rights that a holder of such shares of Common Stock would have thereby.

(b) Status of Common Stock. All shares of Common Stock delivered upon the Automatic Conversion or an Optional Conversion of shares of Series G Preferred Stock will, upon such conversion, be duly and validly authorized and issued, fully paid and non-assessable, free from all pre-emptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the respective Series G Holder or taxes in respect of any transfer occurring contemporaneously therewith).

(c) No Charge or Payment. The issuance of shares of Common Stock upon conversion of shares of Series G Preferred Stock pursuant to the Automatic Conversion or an Optional Conversion shall be made without payment of additional consideration by, or other charge, cost or tax to, the respective Series G Holder; except that, the Corporation shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Common Stock in the name of any Person other than the Series G Holder of the converted shares of Series G Preferred Stock, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or charge, or has established to the satisfaction of the Corporation that such tax or charge has been paid or that no such tax or charge is due.

(d) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of Series G Preferred Stock, such number of shares of Common Stock as would be issuable upon the conversion of all outstanding shares of Series G Preferred Stock. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to the Corporation or any requirements of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the outstanding shares of Series G Preferred Stock.

(e) No Fractional shares of Common Stock. No fractional shares of Common Stock shall be issued upon the Automatic Conversion or an Optional Conversion. In lieu of delivering a fractional share of Common Stock in connection with any such conversion, any fractional share of Common Stock shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next lower whole number for this purpose).

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4.4 Adjustments for Stock Splits, Business Combinations, etc.

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation, (i) pays any dividends or distributions with respect to the Common Stock in the form of additional shares of Common Stock, or (ii) subdivides (by stock split, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock issuable upon the Automatic Conversion or an Optional Conversion shall be proportionately increased. If the Corporation combines (by reverse stock split, recapitalization or otherwise) the outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon the Automatic Conversion or an Optional Conversion shall be proportionately decreased. Any adjustment under this Section 4.4(a) hereof shall become effective at 5:00 p.m. Eastern Time on the date the dividend, subdivision or combination becomes effective, and successive adjustments shall be made whenever any such dividend, subdivision or combination occurs.

(b) Business Combinations. In the event of any (i) reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any third party, or (ii) any sale, assignment, conveyance, transfer, lease or other disposition by the Corporation or any of its subsidiaries to a third party of all or substantially all of the Corporation's assets, or assets constituting all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis (a “Business Combination”), lawful provision shall be made as part of the terms of such Business Combination whereby each Series G Holder shall have the right thereafter to convert each share of Series G Preferred Stock held by such Series G Holder only into the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of the number of shares of Common Stock that a Series G Holder of a share of Series G Preferred Stock would have received assuming such share was converted pursuant to an Optional Conversion immediately prior to such Business Combination. The Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the shares of the Corporation's capital stock, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents (each, a “Constituent Document”) to establish such rights and to ensure that the dividend, voting, conversion and other rights of the Series G Holders established herein are unchanged. Such Constituent Documents or any amendment thereof in accordance with this Section 4.4(b) shall contain terms as nearly equivalent as may be practicable to the terms provided for in this resolution, including adjustments, which, for events subsequent to the effective date of such Constituent Documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.4(b).

(c) Other Adjustments. If any transaction or event of the type contemplated by 4.4(a) or Section 4.4(b) hereof but not explicitly provided for in this Section 4.4 occurs with respect to the Common Stock, the Board of Directors shall take appropriate action as may be necessary or appropriate as determined in its reasonable good faith judgment to protect the rights of the Series G Holders of shares of Series G Preferred Stock in a manner consistent with the provisions of this Section 4.4.

(d) Statement Regarding Adjustments. Promptly following any adjustment to the number of shares of Common Stock issuable upon an Automatic Conversion or an Optional Conversion as provided in Section 4.4(a) hereof or any other adjustment as provided in Section 4.4(b) or Section 4.4(c) hereof, the Corporation shall:

(i) file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, and, as applicable, the number of shares of Common Stock that would be issuable if an Automatic Conversion took place immediately after such adjustment; and

(ii) promptly deliver a copy of such statement to each Series G Holder.

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5. Protective Provisions. While shares of Series G Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the without the unanimous written consent or unanimous affirmative vote of the Series G Holders, voting separately as a single class (in addition to any other vote required by law or the Certificate of Incorporation), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) alter or change the rights, preferences or privileges of the Series G Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series G Preferred Stock;

(c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series G Preferred Stock;

(d) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions, or cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions; or

(e) take any other action which is required to be taken only with the consent or approval of the holders of the Corporation’s capital stock, whether pursuant to the Certificate of Incorporation, the Bylaws or the provisions of the DGCL.

6. Notices. Any notice required or permitted by the provisions of this resolution to be given to a Series G Holder shall be mailed, postage prepaid, to the mailing address for such Series G Holder last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

7. No Redemption. The shares of Series G Preferred Stock shall not be redeemable by the Corporation.

8. Rank. Unless otherwise provided in the Certificate of Incorporation or a certificate of designation relating to a subsequent series of preferred stock of the Corporation, the Series G Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and on a parity with the Common Stock.

9. Fractional Shares. Series G Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100th) of a share and integral multiples thereof) which shall entitle a Series G Holder, in proportion to such Series G Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of Series G Holders.

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10. Waiver. Notwithstanding any provision in this resolution to the contrary, any provision contained herein and any right of the Series G Holders granted hereunder may be waived as to all shares of Series G Preferred Stock (and the Series G Holders thereof) only by the unanimous written consent or unanimous affirmative vote of the Series G Holders, voting separately as a single class.

11. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction determines that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

12. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series G Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

13. Headings. The headings contained herein are for convenience only, do not constitute a part of this resolution and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the Corporation has caused this resolution to be signed by Jon N Leonard, its Secretary, this 23rd Day of November, 2022.

TAUTACHROME INC.

/s/ Jon N Leonard
Name: Jon N Leonard
Title: Secretary

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ANNEX I

TAUTACHROME INC.

SERIES G PREFERRED STOCK

CONVERSION NOTICE

The undersigned hereby irrevocably elects to convert __________________________________ shares of Series G Preferred Stock (the “Conversion”), represented by Stock Certificate No(s)._______________________ (the “Series G Certificates”), into shares of common stock (“Common Stock”) of Tautachrome Inc. (the “Corporation”) according to the conditions of the Certificate of Designations, Preferences, Rights and Limitations of Series G Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Series G Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series G Preferred Stock that are not converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series G Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:

Signature:

Name:

Address:

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